UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2022

GETTY IMAGES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41453	87-3764229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 5th Ave S. Suite 400 Seattle, WA	98104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 925-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GETY	New York Stock Exchange
Warrants	GETY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed, pursuant to the Business Combination Agreement, dated as of December 9, 2021, among Griffey Global Holdings, Inc. (“GGH”), CC Neuberger Principal Holdings II, Vector Holding, LLC and the other parties thereto, certain eligible former GGH equity holders had the contingent right (an “earnout”) to receive, for no additional consideration, a pro rata amount of shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Getty Images Holdings, Inc. (the “Company”), if at any time during the 10 year period following July 22, 2022, the volume weighted average price of the Class A common stock was greater than or equal to, for any 20 trading days within any 30 consecutive trading day period: $12.50 for the first earnout (the “First Price Triggering Event”); $15.00 for the second earnout (the “Second Price Triggering Event”); and $17.50 for the third earnout (the “Third Price Triggering Event” and together with the First Price Triggering Event and the Second Price Triggering Event, the “Triggering Events”).

The First Price Triggering Event occurred on August 24, 2022, and each of the Second Price Triggering Event and the Third Price Triggering Event occurred on August 25, 2022. In connection with the Triggering Events, the Company will issue an aggregate 59,000,000 shares of Class A common stock (the “Earn-Out Shares”) to eligible former GGH equity holders. The eligible former GGH equity holders have previously agreed to be subject to a 180-day lock-up in respect of the Earn-Out Shares, and they may not sell or transfer (subject to customary exceptions) the Earn-Out Shares until the expiration of the lock-up period on January 19, 2023. As a result of the Triggering Events, the Company also expects to issue in future awards up to 6,000,000 shares of Class A common stock, upon the terms and subject to the conditions set forth in the Company’s 2022 Earn Out Plan.

In addition, each of the B-1 Vesting Event and the B-2 Vesting Event (as defined in the Company’s Amended and Restated Certificate of Incorporation) occurred on August 24, 2022 and August 25, 2022, respectively, which will result in the cashless conversion of an aggregate 5,140,000 shares of the Company’s Class B common stock, par value $0.0001 per share, into an aggregate 5,140,000 shares of Class A common stock (the “Sponsor Earn-Out Shares”). The holders of the Sponsor Earn-Out Shares have previously agreed to be subject to a twelve-month lock-up in respect of the Sponsor Earn-Out Shares, and they may not sell or transfer (subject to customary exceptions) the Sponsor Earn-Out Shares until the expiration of the lock-up period on July 23, 2023.

The Earn-Out Shares and the Sponsor Earn-Out Shares are expected to be issued by no later than September 8, 2022, in reliance upon the exemptions set forth in Section 4(a)(2) and Section 3(a)(9), respectively, of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2022

GETTY IMAGES HOLDINGS, INC.

By:	/s/ Kjelti Kellough
Name:	Kjelti Kellough
Title:	Senior Vice President, General Counsel, and Corporate Secretary

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